EXHIBIT 23(d)(1)

                        SUB-INVESTMENT ADVISORY AGREEMENT

AGREEMENT made as of the _____ day of _________________, 2003 by and between ____________________________ a Corporation organized under the laws of the State of __________ and having its principal place of business in ________________________________ (the "Sub-Advisor") and VAN ECK ASSOCIATES
CORPORATION, a corporation organized under the laws of the State of Delaware and having its principal place of business in New York, New York (the "Advisor").

WHEREAS, Van Eck Worldwide Insurance Trust (the "Trust") is engaged in business as an open-end investment company and is so registered under the Investment Company Act of 1940 ("1940 Act"); and

WHEREAS, the Sub-Advisor is engaged principally in the business of rendering investment management services and is registered under the Investment Advisers Act of 1940, as it is amended from time to time ("Advisors Act"); and

WHEREAS, the Trust is authorized to issue shares of beneficial interest in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Trust offers shares in one of such series, namely, Worldwide Absolute Return Fund, (the "Fund") and invests the proceeds in securities and other assets; and

WHEREAS, the Trust has retained the Advisor to render management and advisory services; and

WHEREAS, the Advisor desires to retain the Sub-Advisor to render investment advisory and other services hereunder to the Fund in respect to the portion of the Fund's assets allocated to it and the Sub-Advisor is willing to do so.

NOW, THEREFORE, WITNESSETH:

That it is hereby agreed between the parties hereto as follows:

1. APPOINTMENT OF SUB-ADVISOR

       With respect to the assets of the Fund allocated, from time to time, by the Advisor to the Sub-Advisor, the Advisor hereby appoints the Sub-Advisor to act as investment advisor to the Fund for the period and on the terms herein set forth. The Sub-Advisor accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided. So long as the Sub-Advisor serves as investment advisor to the Fund pursuant to this Agreement the obligation of the Advisor under Agreement with respect to the Fund shall be, subject in any event to the control of the Board of Trustees of the Trust (the "Board"), to allocate and reallocate the Fund's assets among the Sub-Advisor, the Advisor and other sub-advisors as the Advisor, in its sole discretion, deems appropriate, to determine and review with Sub-Advisor investment policies of the Fund and the Sub-Advisor shall have the obligation of furnishing continuously an investment program and making investment decisions for the Fund, adhering to applicable investment objectives, policies and restrictions and placing all orders for the purchase and sale of portfolio securities for the Fund and such other services set forth in Section 2 hereof. The Advisor will compensate the Sub-Advisor of the Fund for its services to the Fund. The Advisor or the Fund, subject to the terms of this Agreement, may terminate the services of the Sub-Advisor at any time in their sole


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discretion,  and the Advisor shall at such time assume the  responsibilities  of the Sub-Advisor unless and until a successor investment advisor is selected.

2. DUTIES OF SUB-ADVISOR.

       The Sub-Advisor, at its own expense, shall furnish the following services and facilities to the Trust:

(a) INVESTMENT PROGRAM. The Sub-Advisor will (i) furnish continuously an investment program for the Fund, (ii) determine (subject to the overall supervision and review of the Board and the Advisor) what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Fund shall be held uninvested, and (iii) make changes on behalf of the Fund in the investments. The Sub-Advisor will provide the services hereunder in accordance with the Fund's investment objectives, policies and restrictions as stated in the then current prospectus and statement of additional information which is part of the Trust's Registration Statement filed with the Securities and Exchange Commission, as amended from time to time, copies of which shall be sent to the Sub-Advisor by the Advisor. The Sub-Advisor also will manage, supervise and conduct such other affairs and business of the Trust and matters incidental thereto, as the Sub-Advisor and the Trust agree, subject always to the control of the Board and to the provisions of the Master Trust Agreement of the Trust, the Trust's By-laws and the 1940 Act. The Sub-Advisor will manage the Fund so that it will qualify as a regulated investment company under sub-chapter M and will be "adequately diversified" as defined in Section 817(h) of the Internal Revenue Code of 1986, as it may be amended from time to time; and, with respect to the services provided by the Sub-Advisor under this Agreement, it shall be responsible for compliance with all applicable laws, rules and regulations. Sub-Advisor will adopt procedures reasonably designed to ensure compliance.

(b) OFFICE SPACE AND FACILITIES. The Sub-Advisor will arrange to furnish office space, all necessary office facilities, simple business equipment, supplies, utilities, and telephone service required for managing the investments of the Fund.

(c) PERSONNEL. The Sub-Advisor shall provide executive and clerical personnel for managing the investments of the Fund, and shall compensate officers and Trustees of the Trust or Fund if such persons are also employees of the Sub-Advisor or its affiliates, except as otherwise provided herein.

(d) PORTFOLIO TRANSACTIONS. The Sub-Advisor shall place all orders for the purchase and sale of portfolio securities for the account of the Fund with brokers or dealers selected by the Sub-Advisor, although the Fund will pay the actual transaction costs, including without limitation brokerage commissions on portfolio transactions in accordance with this Paragraph 2(d). In executing portfolio transactions and selecting brokers or dealers, the Sub-Advisor will use its best efforts to seek on behalf of the Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Advisor shall consider all factors it deems relevant, including, without limitation, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any (for the specific transaction and on a continuing basis). In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Sub-Advisor may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Sub- Advisor or an affiliate of the Sub-Advisor in respect of accounts over which it exercises investment discretion. The
Sub-Advisor is authorized to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised by the Sub-Advisor or its

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affiliates. Nothing in this Agreement shall preclude the combining of orders for the sale or purchase of securities or other investments with other accounts managed by the Sub-Advisor or its affiliates provided that the Sub-Advisor does not favor any account over any other account and provided that any purchase or sale orders executed contemporaneously shall be allocated in an equitable manner among the accounts involved in accordance with procedures adopted by the Sub-Advisor.

(e) In connection with the purchase and sale of securities for the Fund, the Sub-Advisor will arrange for the transmission to the custodian and record keeping agent for the Trust on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the custodian and record keeping agent to perform its administrative and record keeping responsibilities with respect to the Fund. With respect to portfolio securities to be purchased or sold through the Depository Trust Company, the Sub-Advisor will arrange for the automatic transmission of the confirmation of such trades to the Fund's custodian and record keeping agent.

(f) The Sub-Advisor will monitor on a daily basis the determination by the custodian and record keeping agent for the Fund of the valuation of portfolio securities and other investments of the Fund. The Sub-Advisor will assist the custodian and record keeping agent for the Fund in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Trust, the value of any portfolio securities or other assets of the Fund for which the custodian and record keeping agent seeks assistance from, or identifies for review. The Sub-Advisor shall assist the Board in determining fair value of such securities or assets for which market quotations are not readily available.

(g) The Sub-Advisor will provide the Trust or the Advisor with all of the Fund's investment records and ledgers maintained by the Sub-Advisor (which shall not include the records and ledgers maintained by the custodian and record keeping agent for the Trust) as are necessary to assist the Trust and the Advisor to comply with requirements of the 1940 Act and the Advisers Act as well as other applicable laws. The Sub-Advisor will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

(h) The Portfolio Manager will provide reports to the Board for consideration at meetings of the Board on the investment program for the Fund and the issues and securities represented in the Fund's portfolio, and will furnish the Board with respect to the Fund such periodic and, at the Fund's expense, special reports as the Trustees or the Advisor may reasonably request.

3. EXPENSES OF THE TRUST

Except as provided in sections 2(d) and (h) above, the Sub-Advisor shall assume and pay all of its own costs and expenses related to providing an investment program for the Fund.

4. SUB-ADVISORY FEE.

For the services and facilities to be provided to the Fund by the Sub-Advisor as provided in Paragraph 2 hereof, the Advisor shall pay the Sub-Advisor a fee, payable monthly, at the annual rate of ___% of the Fund's average daily net assets allocated the Sub-Adviser from the Advisory fee it receives from the Fund, as determined by the Trust or its third party administrator in accordance with procedures established, from time to time, by or under the direction of the Board. The Trust shall not be liable for the obligation of the Advisor to make payment to the Sub-Advisor.

5. REPRESENTATIONS, COVENANTS AND WARRANTIES

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(a)  The Advisor hereby represents and warrants as follows:

     (1) That it is registered in good standing with the Securities and Exchange Commission as an investment Advisor under the Advisers Act, and such registration is current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

     (2) That it has all the requisite authority to enter into, execute, deliver and perform its obligations under this Agreement; and

     (3) Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject.

(b) The Advisor hereby covenants and agrees that, so long as this Agreement shall remain in effect:

     (1) It shall maintain its registration in good standing as an investment Advisor under the Advisers Act, and such registration shall at all times remain current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

     (2) Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject; and

     (3) It shall at all times fully comply with the Advisers Act, the 1940 Act, all applicable rules and regulations under such Acts and all other applicable law.

(c)  The Sub-Advisor hereby represents and warrants as follows:

     (1) That it is registered in good standing with the Securities and Exchange Commission as an investment Advisor under the Advisers Act, and such registration is current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

     (2) That it has all the requisite authority to enter into, execute, deliver and perform its obligations under this Agreement; and

     (3) Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject.

(d) The Sub-Advisor hereby covenants and agrees that, so long as this Agreement shall remain in effect:

     (1) It shall maintain its registration in good standing as an investment Advisor under the Advisers Act, and such registration shall at all times remain current, complete and in full compliance with all applicable provisions of the Advisers Act and the rules and regulations thereunder;

     (2) Its performance of its obligations under this Agreement does not conflict with any law, regulation or order to which it is subject;

     (3) It shall at all times fully comply with the Advisers Act, the 1940 Act, all applicable rules and regulations under such Acts and all other applicable law; and

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     (4)  It shall promptly  notify the Advisor and the Fund upon  occurrence of any event that might disqualify or prevent it from performing its duties under this Agreement. It further agrees to notify the Advisor and the Fund promptly with respect to written material that has been provided to the Fund or the Advisor for inclusion in the Registration Statement, prospectus and statement of additional information for the Fund or any supplement or amendment thereto, or, if written material has not been provided, with respect to the information contained in the Registration Statement, prospectus and statement of additional information or any supplement or amendment thereto, reviewed by the Sub-Advisor, in either case, of any untrue statement of a material fact or of any omission of any statement of a material fact which is required to be stated therein or is necessary to make the statements contained therein not misleading

6.     TRUST TRANSACTIONS.

       The Sub-Advisor agrees that neither it nor any of its officers, directors, employees or agents will take any long- or short-term position in the shares of the Trust; provided, however, that such prohibition shall not prevent the purchase of shares of the Trust by any of the persons above described for their account and for investment at the price (net asset value) at which such shares are available to the public at the time of purchase or as part of the initial capital of the Trust.

7.     RELATIONS WITH TRUST.

       Subject to and in accordance with the Declaration of Trust and By-Laws of the Trust and the Articles of Incorporation and By-Laws of the Advisor and
Sub-Advisor it is understood (i) that Trustees, officers, agents and shareholders of the Trust are or may be interested in the Sub-Advisor (or any successor thereof) as directors, officers, or otherwise; (ii) that directors, officers, agents and shareholders of the Sub-Advisor are or may be interested in the Trust as Trustees, officers, shareholders or otherwise; and (iii) that the Sub-Advisor is or may be interested in the Trust as a shareholder or otherwise and that the effect of any such adverse interests shall be governed by said Declaration of Trust and By-laws.

8.     LIABILITY OF ADVISOR, SUB-ADVISOR AND OFFICERS AND TRUSTEES OF THE TRUST.

       Neither the Advisor, Sub-Advisor nor any of their officers, directors, employees, agents or controlling persons or assigns or Trustees or officers of the Trust shall be liable for any error of judgment or law, or for any loss suffered by the Trust or its shareholders in connection with the matters to which this Agreement relates, except that no provision of this Agreement shall be deemed to protect the Advisor, Sub-Advisor or such persons against any liability, to the Trust or its shareholders to which the Advisor or Sub-Advisor might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

9.     INDEMNIFICATION

(a) Not withstanding Section 8 of the Agreement, the Advisor agrees to indemnify and hold harmlesS the Sub-Advisor, any affiliated person of the Sub-Advisor, and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933 ("1933 Act") controls ("controlling person") the Sub-Advisor (all of such persons being referred to as "Sub-Advisor Indemnified Persons") against any and all losses, claims, damages, liabilities (excluding salary charges of employees, officers or partners of the Sub-Advisor), or litigation (including legal and other) expenses to which a Sub-Advisor Indemnified Person may become subject under the 1933 Act, the 1940 Act, Advisers Act, under any other statue, at common law or otherwise, arising out of the Advisor's responsibilities to the Trust which (1) may be

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based upon any untrue  statement or alleged untrue  statement of a material fact supplied by, or which is the responsibility of, the Advisor and contained in the Registration Statement or prospectus or statement of additional information covering shares of the Fund or any other series, or any amendment thereof or any supplement thereto, or the omission or alleged omission or failure to state therein a material fact known or which should have been known to the Advisor and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Advisor or the Trust or to any affiliated person of the Advisor by a Sub-Advisor Indemnified Person; or (2) may be based upon a failure to comply with, or a breach of, any provision of this Agreement provided however, that in no case shall the indemnity in favor of the Sub-Advisor Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of any misfeasance or negligence in the discharge of its obligations and the performance of its duties under this Agreement.

(b) Notwithstanding Section 8 of this Agreement, the Sub-Advisor agrees to indemnify and hold harmless the Advisor, any affiliated person of the Advisor, and each controlling person of the Advisor (all of such persons being referred to as "Advisor Indemnified Persons") against any and all losses, claims, damages, liabilities (excluding salary charges of employees, officers or partners of the Advisor), or litigation (including legal and other) expenses to which an Advisor Indemnified Person may become subject under the 1933 Act, 1940 Act, Advisers Act, under any other statute, at common law or otherwise, arising out of the Sub-Advisor's responsibilities as sub-investment Advisor to the Fund which (1) may be based upon any untrue statement or alleged untrue statement of a material fact supplied in writing by the Sub-Advisor for inclusion in the Registration Statement or prospectus or statement of additional information covering shares of the Fund, or any amendment thereof or any supplement thereto, or, with respect to such material fact supplied by the Sub-Advisor, the omission or alleged omission or failure to state therein a material fact known or which should have been known to the Advisor and was required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Sub-Advisor, the Trust, or any affiliated person of the Sub-Advisor or Trust by an Advisor Indemnified Person; or (2) may be based upon a failure to comply with, or a breach of any provision of this Agreement provided however, that in no case shall the indemnity in favor of an Advisor Indemnified Person be deemed to protect such person against any liability to which any such person would otherwise be subject by reason of misfeasance or negligence in the discharge of its obligations and the performance of its duties under this Agreement.

(c) Neither the Advisor nor the Sub-Advisor shall be liable under this Section with respect to any claim made against an Indemnified Person unless such Indemnified Person shall have notified the indemnifying party in writing within a reasonable time after the summons or other first legal process giving information  of the  nature  of the  claim  shall  have  been  served  upon such
Indemnified Person (or such Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the indemnifying party of any such claim shall not relieve the indemnifying party from any liability which it may have to the Indemnified Person against whom such action is brought otherwise than on account of this Section. In case any such action is brought against the Indemnified Person, the indemnifying party will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Indemnified Person. If the indemnifying party assumes the defense and the selection of counsel by the indemnifying party to represent both the Indemnified Person and the indemnifying party would result in a conflict of interests and would not, in the reasonable judgment of the Indemnified Person, adequately represent the interests of the Indemnified Person, the indemnifying party will at its own expense, assume the defense with counsel to the indemnifying party and, also at its own expense, with separate counsel to the Indemnified Person which counsel shall be satisfactory to the indemnifying party and the Indemnified Person. The Indemnified Person will bear the fees and expenses of any additional counsel retained by it, and the indemnifying party shall not be liable to the Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Indemnified Person independently in connection

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with the defense  thereof  other than  reasonable  costs of  investigation.  The indemnifying party shall not have the right to compromise or settle the litigation without the prior written consent of the Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Indemnified Person.

l0.    DURATION AND TERMINATION OF THIS AGREEMENT.

(a) DURATION. This Agreement shall become effective on the date hereof unless terminated as herein provided, this Agreement shall remain in full force and effect until ____________________ and shall continue in full force and effect for periods of one year thereafter so long as such continuance is approved at least annually (i) by either the Trustees of the Trust or by vote of a majority of the outstanding voting shares (as defined in the 1940 Act) of the Trust, and (ii) in either event by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

(b) TERMINATION. This Agreement may be terminated at any time, without payment of any penalty, by vote of the Trustees of the Trust or by vote of a majority of the outstanding shares (as defined in the 1940 Act), or by the Advisor or Sub-Advisor or, on sixty (60) days written notice to the other party.

(c)    AUTOMATIC  TERMINATION.   This    Agreement   shall   automatically   and
immediately terminate in the event of its assignment.

11.    PRIOR AGREEMENT SUPERSEDED.

       This Agreement supersedes any prior agreement relating to the subject matter hereof between the parties.

12.    MISCELLANEOUS.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

13.    USE OF NAME

(a) It is understood that the name "Van Eck" or any derivative thereof or logo associated with that name is the valuable property of the Advisor and its affiliates, and that the Trust and Sub-Advisor have the right to use such name (or derivative or logo) only with the approval of the Advisor and only so long as the Advisor is Advisor to the Fund. Upon termination of the Sub-Advisor Investment Advisory and Management Agreement between the Trust and the Advisor, the Sub-Advisor shall forthwith cease to use such name (or derivative or logo).

(b)    It is understood that the name __________________________________________
or any derivative thereof or logo associated with that name is the valuable property of the Sub-Advisor and its affiliates and that the Advisor, Trust and/or Fund have the right to use such name (or derivative or logo) in offering materials of the Trust with the approval of the Sub-Advisor and for so long as the Sub-Advisor is investment advisor to the Fund. Upon termination of this Agreement the Trust and Advisor shall forthwith cease to use such name (or derivative or logo).

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14.    LIMITATION OF LIABILITY.

       The term "Van Eck Worldwide Insurance Trust" means and refers to the Trustees from time to time serving under the Master Trust Agreement of the Trust dated January 7, 1986 as the same may subsequently thereto have been, or subsequently hereto be amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the assets and property of the Trust, as provided in the Master Trust Agreement of the Trust.


In WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.

VAN ECK ASSOCIATES CORPORATION

Attest:

By:
President

Attest:

By:
President